Exhibit 21
AMERICAN FINANCIAL GROUP, INC.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of AFG at December 31, 2024. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed. The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

Name of Company	Incorporated	Percentage of Ownership
AFG Real Estate Holding Company, LLC	Ohio	100
American Money Management Corporation	Ohio	100
American Real Estate Capital Company, LLC	Ohio	100
APU Holding Company	Ohio	100
American Premier Underwriters, Inc. (*)	Pennsylvania	100
GAI Insurance Company, Ltd.	Bermuda	100
Great American Financial Resources, Inc.	Delaware	100
Great American Holding, Inc.	Ohio	100
ABA Insurance Services, Inc.	Ohio	100
Farmers Crop Insurance Alliance, Inc.	Kansas	100
Crop Risk Services, Inc.	Illinois	100
Great American Contemporary Insurance Company	Ohio	100
Bridgefield Casualty Insurance Company	Florida	100
Bridgefield Employers Insurance Company	Florida	100
Bridgefield Indemnity Insurance Company	Ohio	100
Republic Indemnity Company of America	California	100
Republic Indemnity Company of California	California	100
Great American Holding (Europe) Limited	United Kingdom	100
Great American Europe Limited	United Kingdom	100
Great American International Insurance (EU) Designated Activity Company	Ireland	100
Great American International Insurance (UK) Limited	United Kingdom	100
Mid-Continent Casualty Company	Ohio	100
Mid-Continent Assurance Company	Ohio	100
Mid-Continent Excess and Surplus Insurance Company	Ohio	100
Oklahoma Surety Company	Ohio	100
National Interstate Corporation	Ohio	100
Hudson Indemnity, Ltd.	Cayman Islands	100
National Interstate Insurance Company	Ohio	100
National Interstate Insurance Company of Hawaii, Inc.	Ohio	100
Triumphe Casualty Company	Ohio	100
Vanliner Insurance Company	Ohio	100
Summit Consulting, LLC	Florida	100
Great American Insurance Company	Ohio	100
American Empire Insurance Company	Ohio	100
El Aguila, Compañia de Seguros, S.A. de C.V.	Mexico	100
GAI Warranty Company	Ohio	100
GAI Warranty Company of Florida	Florida	100
Great American Alliance Insurance Company	Ohio	100
Great American Assurance Company	Ohio	100
Great American Casualty Insurance Company	Ohio	100
Great American E&S Insurance Company	Ohio	100
Great American Fidelity Insurance Company	Ohio	100
Great American Insurance Company of New York	New York	100
Great American Protection Insurance Company	Ohio	100
Great American Risk Solutions Surplus Lines Insurance Company	Ohio	100
Great American Security Insurance Company	Ohio	100
Great American Spirit Insurance Company	Ohio	100
Professional Risk Brokers, Inc.	Illinois	100
Verikai Inc.	Delaware	100
(*)Effective January 1, 2025, American Premier Underwriters, Inc. was renamed APU Consolidated, Inc.
E-1